INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AUTHORIZED: 50,000,000 COMMON SHARES, $0.0001 PAR VALUE PER SHARE SEE REVERSE FOR CERTAIN DEFINITIONS This Certifies That is the owner of Fully Paid and Non-Assessable Common Stock, $0.0001 Par Value of By 3200 ONE STOP SYSTEMS, INC. Denver, transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed CO Cherry CORPORATE Countersigned: or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to Transfer 80209 the Certificate of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is Creek not valid until countersigned by the Transfer Agent. Agent STOCK South and IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its Drive, duly authorized officers and to be sealed with the facsimile seal of the Corporation. Registrar TRANSFER, Suite 430 INC Dated: Authorized. YS P S TE T O MS S , I Officer E POR N O N O R AT C . C E 001

Exhibit 4.1

ONE STOP SYSTEMS, INC.

CORPORATE STOCK TRANSFER, INC.

TRANSFER FEE: AS REQUIRED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties	UNIF GIFT MIN ACT -	Custodian
JT TEN -	as joint tenants with right		(Cust) (Minor)
	of survivorship and not as		under Uniform Gifts to Minors
tenants in common

Act
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED,                                                                                                          hereby sell, assign and transfer unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                                                                                                         Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                                                                                                                                                   Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:                                          20                 ,

Signature: X
Signature(s) Guaranteed:
Signature: X

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.